RESTATED BYLAWS
                                       OF
                           QUALITY FOOD CENTERS, INC.


                                   SECTION 1.

                     SHAREHOLDERS AND SHAREHOLDERS' MEETINGS

     1.1 Annual Meeting. The annual meeting of the shareholders of this corporation (the "Corporation") for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at the principal office of the Corporation, or at some other place either within or without the State of Washington as designated by the Board of Directors, on the day and at the time as fixed by the Board of Directors, which is attached hereto and incorporated herein by this reference, or on such other day and time as may be set by the Board of Directors. If the specified day is a Sunday or a legal holiday, then the meeting will take place on the next business day at the same time or on such other day and time as may be set by the Board of Directors.

     1.2 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, the President, a majority of the Board of Directors, or any shareholder or shareholders holding in the aggregate one-fourth of the voting power of all shareholders. The meetings shall be held at such time and place as the Board of Directors may prescribe, or, if not held upon the request of the Board of Directors, at such time and place as may be established by the President or by the Secretary in the President's absence. Only business within the purpose or purposes described in the meeting notice may be conducted.

     1.3 Notice of Meetings. Written notice of the place, date and time of the annual shareholders' meeting and written notice of the place, date, time and purpose or purposes of special shareholders' meetings shall be delivered not less than 10 (or, if required by Washington law, 20) or more than 60 days before the date of the meeting, either personally, by facsimile, or by mail, or in any other manner approved by law, by or at the direction of the President or the Secretary, to each shareholder of record entitled to notice of such meeting. Mailed notices shall be deemed to be delivered when deposited in the mail, first-class postage prepaid, correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders.
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          1.4 Waiver of Notice. Except where expressly prohibited by law or the
Articles of Incorporation, notice of the place, date, time and purpose or purposes of any shareholders' meeting may be waived in a signed writing delivered to the Corporation by any shareholder at any time, either before or after the meeting. Attendance at the meeting in person or by proxy waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     1.5 Shareholders' Action Without a Meeting. The shareholders may take any action without a meeting that they could properly take at a meeting, if one or more written consents setting forth the action so taken are signed by all of the shareholders entitled to vote with respect to the subject matter and are delivered to the Corporation for inclusion in the minutes or filing with the corporate records. If required by Washington law, all nonvoting shareholders must be given written notice of the proposed action at least ten days before the action is taken, unless such notice is waived in a manner consistent with these Bylaws. Actions taken under this section are effective when all consents are in the possession of the Corporation, unless otherwise specified in the consent. A shareholder may withdraw consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation.

     1.6 Telephone Meetings. Shareholders may participate in a meeting of shareholders by means of a conference telephone or any similar communications equipment that enables all persons participating in the meeting to hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

     1.7 List of Shareholders. At least ten days before any shareholders' meeting, the Secretary of the Corporation or the agent having charge of the stock transfer books of the Corporation shall have compiled a complete list of the shareholders entitled to notice of a shareholders' meeting, arranged in alphabetical order and by voting group, with the address of each shareholder and the number, class, and series, if any, of shares owned by each.

     1.8 Quorum and Voting. The presence in person or by proxy of the holders of a majority of the votes entitled to be cast on a matter at a meeting shall constitute a quorum of shareholders for that matter. If a quorum exists, action on a matter shall be approved by a voting group if the votes cast within a voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes is required by the Articles of Incorporation or by law. If the Articles of Incorporation or Washington law provide for voting by two or more voting groups on a matter, action on

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a matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group.

     1.9 Adjourned Meetings. If a shareholders' meeting is adjourned to a different place, date or time, whether for failure to achieve a quorum or otherwise, notice need not be given of the new place, date or time if the new place, date or time is announced at the meeting before adjournment. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in these Bylaws, that determination shall apply to any adjournment thereof, unless Washington law requires fixing a new record date. If Washington law requires that a new record date be set for the adjourned meeting, notice of the adjourned meeting must be given to shareholders as of the new record date. Any business may be transacted at an adjourned meeting that could have been transacted at the meeting as originally called.

     1.10 Proxies. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by an agent. No appointment shall be valid after 11 months from the date of its execution unless the appointment form expressly so provides. An appointment of a proxy is revocable unless the appointment is coupled with an interest. No revocation shall be effective until written notice thereof has actually been received by the Secretary of the Corporation or any other person authorized to tabulate votes.

                                   SECTION 2.

                               BOARD OF DIRECTORS

     2.1 Number and Qualification. The business affairs and property of the Corporation shall be managed under the direction of a Board of Directors, the number of members of which shall be three unless and until changed by resolution of the Board of Directors. The Board of Directors may increase or decrease this number by resolution. A decrease in the number of directors shall not shorten the term of an incumbent director.

     2.2 Election - Term of Office. The directors shall be elected by the shareholders at each annual shareholders' meeting or at a special shareholders' meeting called for such purpose. Despite the expiration of a director's term, the director continues to serve until his or her successor is elected and qualified or until there is a decrease in the authorized number of directors.

     2.3 Vacancies. Except as otherwise provided by law, vacancies in the Board of Directors, whether caused by resignation, death, retirement, disqualification, removal, increase in the number of directors, or otherwise, may be filled for the remainder of the term by the Board of Directors, by the shareholders, or, if the directors in office constitute less than a quorum of the Board of Directors, by an affirmative vote of a majority of the

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remaining directors. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

     2.4 Quorum and Voting. At any meeting of the Board of Directors, the presence in person (including presence by electronic means such as a telephone conference call) of a majority of the number of directors presently in office shall constitute a quorum for the transaction of business. Notwithstanding the foregoing, in no case shall a quorum be less than one-third of the authorized number of directors. If a quorum is present at the time of a vote, the affirmative vote of a majority of the directors present at the time of the vote shall be the act of the Board of Directors and of the Corporation except as may be otherwise specifically provided by the Articles of Incorporation, by these Bylaws, or by law. A director who is present at a meeting of the Board of Directors when action is taken is deemed to have assented to the action taken unless: (a) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or to transacting business at the meeting; (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

     2.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place, date and time as shall from time to time be fixed by resolution of the Board.

     2.6 Special Meetings. Special meetings of the Board of Directors may be held at any place and at any time and may be called by the Chairman of the Board, the President, Vice President, Secretary or Treasurer, or any two or more directors.

     2.7 Notice of Meetings. Unless the Articles of Incorporation provide otherwise, any regular meeting of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Any special meeting of the Board of Directors must be preceded by at least two days' notice of the date, time, and place of the meeting, but not of its purpose, unless the Articles of Incorporation or these Bylaws require otherwise. Notice may be given personally, by facsimile, by mail, or in any other manner allowed by law. Oral notice shall be sufficient only if a written record of such notice is included in the Corporation's minute book. Notice shall be deemed effective at the earliest of: (a) receipt; (b) delivery to the proper address or telephone number of the director as shown in the Corporation's records; or (c) five days after its deposit in the United States mail, as evidenced by the postmark, if correctly addressed and mailed with first-class postage prepaid. Notice of any meeting of the Board of Directors may be waived by any director at any time, by a signed writing, delivered to the Corporation for inclusion in the minutes, either before or after the meeting. Attendance or participation by a director at a meeting shall constitute a waiver of any required notice of the meeting unless the director promptly objects to holding

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the meeting or to the transaction of any business on the grounds that the meeting was not lawfully convened and the director does not thereafter vote for or assent to action taken at the meeting.

     2.8 Directors' Action Without A Meeting. The Board of Directors or a committee thereof may take any action without a meeting that it could properly take at a meeting if one or more written consents setting forth the action are signed by all of the directors, or all of the members of the committee, as the case may be, either before or after the action is taken, and if the consents are delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such action shall be effective upon the signing of a consent by the last director to sign, unless the consent specifies a later effective date.

     2.9 Committees of the Board of Directors. The Board of Directors, by resolutions adopted by a majority of the members of the Board of Directors in office, may create from among its members one or more committees and shall appoint the members thereof. Each such committee must have two or more members, who shall be directors and who shall serve at the pleasure of the Board of Directors. Each committee of the Board of Directors may exercise the authority of the Board of Directors to the extent provided in its enabling resolution and any pertinent subsequent resolutions adopted in like manner, provided that the authority of each such committee shall be subject to applicable law. Each committee of the Board of Directors shall keep regular minutes of its proceedings and shall report to the Board of Directors when requested to do so.

     2.10 Telephone Meetings. Members of the Board of Directors or of any committee appointed by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

     2.11 Compensation of Directors. The Board of Directors may fix the compensation of directors as such and may authorize the reimbursement of their expenses.

                                   SECTION 3.

                                    OFFICERS

     3.1 Officers Enumerated - Election. The officers of the Corporation shall consist of such officers and assistant officers as may be designated by resolution of the Board of Directors. The officers may include a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and any assistant officers. The officers shall hold office at the pleasure of the Board of Directors. Unless otherwise restricted by the Board of Directors, the President may appoint any assistant officer, the Secretary may appoint one or

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more Assistant Secretaries, and the Treasurer may appoint one or more Assistant
Treasurers; provided that any such appointments shall be recorded in writing in the corporate records.

     3.2 Qualifications. None of the officers of the Corporation need be a director. Any two or more corporate offices may be held by the same person.

     3.3 Duties of the Officers. Unless otherwise prescribed by the Board of Directors, the duties of the officers shall be as follows:

          Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at meetings of the Board of Directors and of the shareholders, shall be responsible for carrying out the plans and directives of the Board of Directors, shall report to and consult with the Board of Directors and, if the Board so resolves, shall be the Chief Executive Officer. The Chairman of the Board shall have such other powers and duties as the Board of Directors may from time to time prescribe.

          President. The President shall exercise the usual executive powers pertaining to the office of President. In the absence of a Chairman of the Board, the President shall preside at meetings of the Board of Directors and of the shareholders, perform the other duties of the Chairman of the Board prescribed in this Section, and perform such other duties as the Board of Directors may from time to time designate. In addition, if there is no Secretary in office, the President shall perform the duties of the Secretary.

          Vice President. Each Vice President shall perform such duties as the Board of Directors may from time to time designate. In addition, the Vice President, or if there is more than one, the most senior Vice President available, shall act as President in the absence or disability of the President.

          Secretary. The Secretary shall be responsible for and shall keep, personally or with the assistance of others, records of the proceedings of the directors and shareholders; authenticate records of the Corporation; attest all certificates of stock in the name of the Corporation; keep the corporate seal, if any, and affix the same to certificates of stock and other proper documents; keep a record of the issuance of certificates of stock and the transfers of the same; and perform such other duties as the Board of Directors may from time to time designate.

          Treasurer. The Treasurer shall have the care and custody of, and be responsible for, all funds and securities of the Corporation and shall cause to be kept regular books of account. The Treasurer shall cause to be deposited all funds and other valuable effects in the name of the Corporation in such depositories as may be designated by the Board of Directors. In general, the Treasurer shall perform all of the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned by the Board of Directors.

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          Assistant Officers. Assistant officers may consist of one or more
Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Each assistant officer shall perform those duties assigned to him or her from time to time by the Board of Directors, the President, or the officer who appointed him or her.

     3.4 Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting.

     3.5 Removal. Any officer or agent may be removed by action of the Board of Directors with or without cause, but any removal shall be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

     3.6 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

                                   SECTION 4.

                        SHARES AND CERTIFICATES OF SHARES

     4.1 Share Certificates. Share certificates shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President or a Vice President, and attested by the Secretary or an Assistant Secretary. Share certificates may be sealed with the corporate seal, if any. Facsimiles of the signatures and seal may be used as permitted by law. Every share certificate shall state:

          (a)  the name of the Corporation;

          (b) that the Corporation is organized under the laws of the State of Washington;

          (c)  the name of the person to whom the share certificate is issued;

          (d) the number, class and series (if any) of shares that the certificate represents; and

          (e) if the Corporation is authorized to issue shares of more than one class or series, that upon written request and without charge, the Corporation will furnish any shareholder with a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series, and the authority of the Board of Directors to determine variations for future series.

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     4.2 Consideration for Shares. Shares of the Corporation may be issued for such consideration as shall be determined by the Board of Directors to be adequate. The consideration for the issuance of shares may be paid in whole or in part in cash, or in any tangible or intangible property or benefit to the Corporation, including but not limited to promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Establishment by the Board of Directors of the amount of consideration received or to be received for shares of the Corporation shall be deemed to be a determination that the consideration so established is adequate.

     4.3 Transfers. Shares may be transferred by delivery of the certificate, accompanied either by an assignment in writing on the back of the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the record holder of the certificate. Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the Corporation until the outstanding certificate therefor has been surrendered to the Corporation.

     4.4 Loss or Destruction of Certificates. In the event of the loss or destruction of any certificate, a new certificate may be issued in lieu thereof upon satisfactory proof of such loss or destruction, and upon the giving of security against loss to the Corporation by bond, indemnity or otherwise, to the extent deemed necessary by the Board of Directors, the Secretary, or the Treasurer.

     4.5 Fixing Record Date. The Board of Directors may fix in advance a date as the record date for determining shareholders entitled: (i) to notice of or to vote at any shareholders' meeting or any adjournment thereof; (ii) to receive payment of any share dividend; or (iii) to receive payment of any distribution. The Board of Directors may in addition fix record dates with respect to any allotment of rights or conversion or exchange of any securities by their terms, or for any other proper purpose, as determined by the Board of Directors and by law. The record date shall be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days (or such longer period as may be required by Washington law) prior to the date on which the particular action requiring determination of shareholders is to be taken. If no record date is fixed for determining the shareholders entitled to notice of or to vote at a meeting of shareholders, the record date shall be the date before the day on which notice of the meeting is mailed. If no record date is fixed for the determination of shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation's own shares), the record date shall be the date on which the Board adopted the resolution declaring the distribution. If no record date is fixed for determining shareholders entitled to a share dividend, the record date shall be the date on which the Board of Directors authorized the dividend.

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                                   SECTION 5.

                           BOOKS, RECORDS AND REPORTS

     5.1 Records of Corporate Meetings, Accounting Records and Share Registers. The Corporation shall keep, as permanent records, minutes of all meetings of the Board of Directors and shareholders, and all actions taken without a meeting, and all actions taken by a committee exercising the authority of the Board of Directors. The Corporation or its agent shall maintain, in a form that permits preparation of a list, a list of the names and addresses of its shareholders, in alphabetical order by class of shares, and the number, class, and series, if any, of shares held by each. The Corporation shall also maintain appropriate accounting records, and at its principal place of business shall keep copies of:
(a) its Articles of Incorporation or restated Articles of Incorporation and all amendments in effect; (b) its Bylaws or restated Bylaws and all amendments in effect; (c) minutes of all shareholders' meetings and records of all actions taken without meetings for the past three years; (d) the year-end balance sheets and income statements for the past three fiscal years, prepared as required by Washington law; (e) all written communications to shareholders generally in the past three years; (f) a list of the names and business addresses of its current officers and directors; and (g) its most recent annual report to the Secretary of State.

     5.2 Copies of Corporate Records. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the Chairman of the Board, President, Vice President, Secretary or Assistant Secretary.

     5.3 Examination of Records. A shareholder shall have the right to inspect and copy, during regular business hours at the principal office of the Corporation, in person or by his or her attorney or agent, the corporate records referred to in the last sentence of Section 5.1 of these Bylaws if the shareholder gives the Corporation written notice of the demand at least five business days before the date on which the shareholder wishes to make such inspection. In addition, if a shareholder's demand is made in good faith and for a proper purpose, a shareholder may inspect and copy, during regular business hours at a reasonable location specified by the Corporation, excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors, records of actions taken by the Board of Directors without a meeting, minutes of shareholders' meetings held or records of action taken by shareholders without a meeting not within the past three years, accounting records of the Corporation, or the record of shareholders; provided that the shareholder shall have made a demand describing with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect, and provided further that the records are directly connected to the shareholder's purpose. This section shall not affect any right of shareholders to inspect records of the Corporation that may be otherwise granted to the shareholders by law.

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     5.4 Financial Statements. Not later than four months after the end of each fiscal year, or in any event prior to its annual meeting of shareholders, the Corporation shall prepare a balance sheet and income statement in accordance with Washington law. The Corporation shall furnish a copy of each to any shareholder upon written request.

                                   SECTION 6.

                                   FISCAL YEAR

     The fiscal year of the Corporation shall be the same as Fred Meyer, Inc.

                                    SECTION 7.

                       MISCELLANEOUS PROCEDURAL PROVISIONS

          The Board of Directors may adopt rules of procedure to govern any meetings of shareholders or directors to the extent not inconsistent with law, the Corporation's Articles of Incorporation, or these Bylaws, as they are in effect from time to time. In the absence of any rules of procedure adopted by the Board of Directors, the chairman of the meeting shall make all decisions regarding the procedures for any meeting.

                                   SECTION 8.

                               AMENDMENT OF BYLAWS

          The Board of Directors is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the shareholders of the Corporation to change or repeal the Bylaws.

                                   SECTION 9.

                     INDEMNIFICATION OF DIRECTORS AND OTHERS

     9.1 Definitions. For purposes of this Section:

          (1) "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

          (2) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at

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the Corporation's request if the director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

          (3) "Expenses" include counsel fees.

          (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

          (5) "Official capacity" means: (i) When used with respect to a director, the office of director in the Corporation; and (ii) when used with respect to an individual other than a director, as contemplated in Section 9.8 of this Section 9, the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

          (6) "Party" includes an individual who was, is, or is threatened to be made or named a defendant or respondent in a proceeding.

          (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

     9.2 Right of Indemnification.

          (1) The Corporation shall indemnify any person (or the estate of any person) who was or is a party to any proceeding, whether or not brought by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons, hereinafter "Agent"), against reasonable expenses incurred by such person in connection with the proceeding.

          (2) Except as provided in subsection (5) of this Section 9.2, the Corporation shall indemnify an individual made a party to a proceeding because the individual is or was an Agent (as defined above) against liability incurred in the proceeding if:

               (i) The individual acted in good faith; and

               (ii) The individual reasonably believed:

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                    (a) In the case of conduct in the individual's official
capacity with the Corporation, that the individual's conduct was in the Corporation's best interests;

                    (b) In all other cases, the individual's conduct was at least not opposed to the Corporation's best interests; and

               (iii) In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

          (3) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (2)(ii) of this Section 9.

          (4) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section.

          (5) The Corporation shall not indemnify an Agent under this Section
9.2:

               (i) In connection with a proceeding by or in the right of the Corporation in which the Agent was adjudged liable to the Corporation; or

               (ii) In connection with any other proceeding charging improper personal benefit to the Agent, whether or not involving action in the Agent's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the Agent.

          (6) Indemnification under this Section 9.2 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

     9.3 Advance for Expenses.

          (1) The Corporation shall pay for or reimburse the reasonable expenses incurred by an Agent who is a party to a proceeding in advance of final disposition of the proceeding if:

               (i) The Agent furnishes the Corporation a written affirmation of the Agent's good faith belief that the director has met the standard of conduct described in Section 9.2 herein; and

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               (ii) The Agent furnishes the Corporation a written undertaking, executed personally or on the Agent's behalf, to repay the advance if it is ultimately determined that the Agent did not meet the standard of conduct.

          (2) The undertaking required by subsection (1)(i) of this Section 9.3 must be an unlimited general obligation of the Agent but need not be secured and may be accepted without reference to financial ability to make repayment.

     9.4 Court-Ordered Indemnification. An Agent of the Corporation who is a party to a proceeding may apply for indemnification or advance of expenses to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary, may order indemnification or advance of expenses if it determines:

          (1) The Agent is entitled to mandatory indemnification pursuant to RCW 23B.08.520, in which case the court shall also order the Corporation to pay indemnification;

          (2) The Agent is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 9.2 herein, or was adjudged liable as described in Section 9.2(5) herein, but if the Agent was adjudged so liable, the Agent's indemnification is limited to reasonable expenses incurred; or

          (3) In the case of an advance of expenses, the Agent is entitled pursuant to the Articles of Incorporation, Bylaws, or any applicable resolution or contract, to payment or reimbursement of the Agent's reasonable expenses incurred as a party to the proceeding in advance of final disposition of the proceeding.

     9.5 Determination and Authorization of Indemnification.

          (1) The Corporation shall not indemnify an Agent under this Section 9 unless authorized in the specific case after a determination has been made that indemnification of the Agent is permissible in the circumstances because the Agent has met the standard of conduct set forth in section 9.2(2) herein.

          (2) The determination shall be made:

               (i) By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

               (ii) If a quorum cannot be obtained under (i) of this subsection, by majority vote of a committee duly designated by the Board of Directors, in which designation

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directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding;

               (iii) By special legal counsel:

                    (a) Selected by the Board of Directors or its committee in the manner prescribed in (i) or (ii) of this subsection; or

                    (b) If a quorum of the Board of Directors cannot be obtained under (i) of this subsection and a committee cannot be designated under (ii) of this subsection, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

               (iv) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

          (3) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(2)(iii) of this Section to select counsel.

     9.6 Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against the same liability under this Section 9.

     9.7 Indemnification as a Witness. This Section 9 does not limit a Corporation's power to pay or reimburse expenses incurred by an Agent in connection with the Agent's appearance as a witness in a proceeding at a time when the Agent has not been made a named defendant or respondent to the proceeding.

     9.8 Report to Shareholders. If the Corporation indemnifies or advances expenses to a director pursuant to this Section 9 in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

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     9.9 Shareholder Authorized Indemnification.

          (1) If authorized by a resolution adopted or ratified, before or after the event, by the shareholders of the Corporation, the Corporation shall have the power to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations contained in this Section 9 (other than this section 9.9); provided that no such indemnity shall indemnify any director from or on account of:

               (i) Acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;

               (ii) Conduct of the director finally adjudged to be an unlawful distribution under RCW 23B.08.310; or

               (iii) Any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

          (2) Unless a resolution adopted or ratified by the shareholders of the Corporation provides otherwise, any determination as to any indemnity or advance of expenses under subsection (1) of this Section 9.9 shall be made in accordance with Section 9.5 herein.

     9.10 Savings Clause. If this Section 9 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgements, fines and amounts paid in settlement with respect to any proceeding whether or not brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section 9 that shall not have been invalidated, or by any other applicable law.

                                   SECTION 10.

                 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

          Unless otherwise restricted by the Board of Directors, the Chairman, President, and any Vice President of the Corporation are each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of other corporations standing in the name of the Corporation. This authority may be exercised by such officers either in person or by a duly executed proxy or power of attorney.

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